As filed with the Securities and Exchange Commission on July 21, 1997

                                                              File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           GOLDEN STATE BANCORP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                     95-4642135
     (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)

      414 NORTH CENTRAL AVENUE                              91203
        GLENDALE, CALIFORNIA                              (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (818) 500-2000

                           GOLDEN STATE BANCORP INC.
                          STOCK OPTION AND LONG-TERM
                          PERFORMANCE INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)

                              JAMES R. ELLER, JR.
                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203
                                (818) 500-2404
                              (AGENT FOR SERVICE)

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                      PROPOSED           PROPOSED
                                                       MAXIMUM            MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE        OFFERING PRICE       AGGREGATE          AMOUNT OF
        REGISTERED               REGISTERED           PER SHARE*      OFFERING PRICE*    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR           6,512,125
 VALUE.....................        SHARES               $26.84          $174,785,435         $52,965
=========================================================================================================

 * ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK OF THE REGISTRANT'S PREDECESSOR AS REPORTED ON THE NEW YORK STOCK EXCHANGE ON JULY 17, 1997.
================================================================================

                                    Part II


                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The indicated portions of the following document, which has heretofore been filed by Golden State Bancorp Inc., a Delaware corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be a part hereof: "Description of Company Common Stock" set forth in Part I of, and Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 to, the Registration Statement on Form S-3, filed with the Commission on May 29, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and By-Laws provide for indemnification of directors, officers and employees to the full extent permitted by the Delaware General Corporation Law and, to the extent permitted by such law, eliminate the personal liability of directors to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty.
Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

A.  Rule 415 Offering.
    -----------------

     The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii)
                   --------  -------
                   do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    Filings Incorporating Subsequent Exchange Act Documents by Reference.
      --------------------------------------------------------------------

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Indemnification of Directors and Officers.
      -----------------------------------------

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's Certificate or By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on June 23, 1997.


                                       Golden State Bancorp Inc.



                                       By:    /s/ Stephen J. Trafton
                                           ------------------------------------
                                       Name:  Steven J. Trafton
                                       Title: President and Chief Executive
                                              Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                  Title                Date
---------                                  -----                ----

Principal Executive Officer:                                June 23, 1997

   /s/ Stephen J. Trafton         President, Chief
-------------------------------   Executive Officer,
   Stephen J. Trafton             Chairman of the Board


Principal Financial and
Accounting Officer:                                         June 23, 1997

   /s/ John E. Haynes             Chief Financial Officer
-------------------------------
   John E. Haynes

   /s/ Diane C. Creel             Director                  June 23, 1997
-------------------------------
   Diane C. Creel

   /s/ Richard H. Daniel          Director                  June 23, 1997
-------------------------------
   Richard H. Daniel

   /s/ Brian P. Dempsey           Director                  June 23, 1997
-------------------------------
   Brian P. Dempsey

   /s/ Richard A. Fink            Director                  June 23, 1997
-------------------------------
   Richard A. Fink

   /s/ John F. King               Director                  June 23, 1997
-------------------------------
   John F. King

   /s/ John F. Kooken             Director                  June 23, 1997
-------------------------------
   John F. Kooken


Signature                                  Title                Date
---------                                  -----                ----

     /s/ Orin S. Kramer           Director                  June 23, 1997
  ------------------------------
     Orin S. Kramer

     /s/ Gilbert R. Vasquez       Director                  June 23, 1997
  -----------------------------
     Gilbert R. Vasquez


                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                              Sequential
Number  Description of Document                                      Page Number
------  -----------------------                                      -----------
4.1     Certificate of Incorporation and Bylaws of the Registrant
        (Incorporated by reference to Exhibit 2.1 to the Registrant's
        Form S-3 Registration Statement filed on May 29, 1997.)

5       Opinion of Mayer, Brown & Platt (re Legality)

10      Golden State Bancorp Inc. Stock Option
        and Long-Term Performance Incentive Plan

23.1    Consent of KPMG Peat Marwick, LLP (Independent Auditors)

23.2 Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5 hereto).
